UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 104
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2011 and pursuant to the Schedule 14C previously filed and as distributed in accordance with the “access and notice” rules adopted by the Securities and Exchange Commission, the holders of a majority of the voting rights of the Company’s outstanding common and preferred stock, approved resolutions to amend the Company’s Articles of Incorporation.

As amended, the Company’s Articles of Incorporation now authorize the issuance of up to 100,000,000,000 shares of the Company’s Common Stock and, at the same time, the amendment retained the authorization for up to 5,000,000 shares of the Company’s Preferred Stock (as previously authorized prior to the amendment).  A copy of the Amendment is attached as an exhibit to this Form 8-K.

Item 3.02                      Unregistered Sales of Equity Securities.

On July 29, 2011, the Company issued 172,000,000 shares of the Company’s Common Stock to a holder of 92,973 shares of the Company’s Series A Preferred Stock previously issued.

All of the 172,000,000 shares of the Company’s Common Stock were issued without the advice or assistance of any broker-dealer or other party and were issued solely out of the conversion of the 92,973 shares of the Series A Preferred Stock.  The holder of the Series A Preferred Stock assured the Company that it is sophisticated and experienced in investing in the securities of small publicly-traded companies, is an “accredited investor” (as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended) and received and reviewed the Company’s audited financial statements and unaudited financial statements for the fiscal years ending December 31, 2009 and December 31, 2010.

In addition, the conversion transaction was undertaken in conformity with the requirements of Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01                      Regulation FD Disclosure

As stated above, the Company amended its Articles of Incorporation to increase its authorized Common Stock to 100,000,000,000 shares of the Company’s Common Stock and on July 29, 2011 and the Company issued 172,000,000 shares of the Company’s Common Stock.

Item 9.01                      Exhibits

3.1                        Copy of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  August 1, 2011